                                  Exhibit 4(e)
                           Living Benefits Rider (GPS)

WESTERN RESERVE LIFE                                 Home Office: Columbus, Ohio
ASSURANCE CO. OF OHIO                                     Administrative Office:
A Stock Company                                                    P.O. Box 5068
(Hereafter called the Company, We, Our or Us)    Clearwater, Florida  33758-5068
                                                                  (727) 299-1800

                              LIVING BENEFITS RIDER

This rider is issued as a part of the policy (contract) to which it is attached. Policy refers to the individual policy if the rider is attached to an individual annuity or the group certificate if the rider is attached to a group annuity.

                            Rider Data Specification
                            ------------------------

Policy Number:                                   07-12345
Rider Date:                                      07-01-2003
"Principal Back" Withdrawal Percentage:          7.00%
"For Life" Withdrawal Percentage:*               5.00%
Rider Fee Percentage:                            0.75%
Guaranteed Future Value Date:                    07-01-2013

*Percentage will be zero until the Rider Anniversary that occurs after the Annuitant's 59th birthday.

                                   ----------

ARTICLE I
---------

We provide a combination of two separate guarantees in this rider: a Guaranteed Minimum Accumulation Benefit and a Guaranteed Minimum Withdrawal Benefit.

You can terminate this rider any time after the [fifth] Rider Anniversary. This rider will also terminate if You Surrender Your policy or on the Annuity Commencement Date.

A Rider Fee will be deducted on each Rider Anniversary and upon rider termination as described below.

DEFINITIONS:

Terms used that are not defined in this rider shall have the same meaning as those in Your policy.

Gross Partial Withdrawal
The amount which will be deducted from Your Policy Value as a result of each Partial Withdrawal.

Investment Options
One or more Subaccounts of the Separate Account available under Your policy which we designate.

Portfolio Allocation Method Investment Options
One or more Fixed Account options, Guaranteed Period options, or Separate Account options that we will use to provide rider guarantees.

Rider Anniversary
The anniversary of the Rider Date.

Rider Fee
The Rider Fee is the Rider Fee Percentage referenced above, multiplied by the Total Withdrawal Base at the time the fee is deducted. For purposes of calculating this fee, we will use the Total Withdrawal Base for the "Principal Back" withdrawal guarantee. This fee will be deducted from each Investment Option and Fixed Account option in proportion to the amount of Policy Value in that Investment Option or Fixed Account option on each Rider Anniversary. A portion of this fee will also be deducted when the rider is terminated based on the number of months that have elapsed since it was last deducted.

Rider Year
Each twelve-month period following the Rider Date.

Total Withdrawal Base
The amount as defined in Article IV of this rider.

Valuation Period
The period of time from one determination of the value of a Subaccount to the next. Such determinations are made when the value of the assets and liabilities of each Subaccount is calculated. This is generally the close of business on each day on which the New York Stock Exchange is open.

RGMB 2 0703

ARTICLE II
----------

When this rider is attached to Your policy, we require the Portfolio Allocation Method to be used. Under the Portfolio Allocation Method we compare Your Policy Value to the rider guarantees once per Valuation Period.

Based on the relationship of the rider guarantees to Your Policy Value, we will determine how much Policy Value to transfer out of Your Investment Options to one or more Portfolio Allocation Method Investment Options. Transfers out of Your Investment Options will be pro rata. We will continue to transfer Policy Value to and/or among the Portfolio Allocation Method Investment Options to the extent necessary to maintain the rider guarantees.

Likewise, we will determine how much Policy Value to transfer out of the Portfolio Allocation Method Investment Options into Your Investment Options. Transfers into Your Investment Options will be pro rata.

You cannot allocate premiums to or transfer Policy Value to or from the Portfolio Allocation Method Investment Options.

Transfers pursuant to this Article will be subject to any provisions of the policy concerning transfers of Policy Value.

ARTICLE III
-----------

GUARANTEED MINIMUM ACCUMULATION BENEFIT
We guarantee that Your Policy Value will be at least as great as the Guaranteed Future Value on the Guaranteed Future Value Date shown on page one of this rider.

On the Guaranteed Future Value Date, if Your Policy Value is less than the Guaranteed Future Value, we will add the difference to Your Policy Value pro rata at the end of the next Valuation Period. This addition will not be considered premium. We will provide no benefit under the Guaranteed Minimum Accumulation Benefit after the Guaranteed Future Value Date.

Guaranteed Future Value
The Guaranteed Future Value on the Rider Date is equal to Your Policy Value (less any premium enhancements if this rider is added in the first Policy Year). The Guaranteed Future Value after the Rider Date and before the Guaranteed Future Value Date, is equal to the Guaranteed Future Value on the Rider Date, plus a percentage of premiums added after the Rider Date as shown in the table below, (not including premium enhancements, if any} less any adjustments for withdrawals described below.

------------------------------------
During       Percent of Subsequent
Rider        Premiums added to
Year         Guaranteed Future Value
------------------------------------
1                                100%
------------------------------------
2                                 90%
------------------------------------
3                                 80%
------------------------------------
4                                 70%
------------------------------------
5                                 60%
------------------------------------
6                                 50%
------------------------------------
7                                 50%
------------------------------------
8                                 50%
------------------------------------
9                                 50%
------------------------------------
10                                 0%
------------------------------------

The Guaranteed Future Value after the Guaranteed Future Value Date is zero.

Guaranteed Minimum Accumulation Benefit Adjustments
Gross Partial Withdrawals will reduce the Guaranteed Future Value pro rata. The amount of the reduction is equal to the greater of:
1)  the Gross Partial Withdrawal amount; and
2)  the result of (A divided by B), multiplied by C, where:

     A    is the amount of Gross Partial Withdrawal;
     B    is the Policy Value immediately prior to the Gross Partial Withdrawal;
          and
     C is the Guaranteed Future Value immediately prior to the Gross Partial Withdrawal.

RGMB 2 0703 (2)

ARTICLE IV
----------

GUARANTEED MINIMUM WITHDRAWAL BENEFIT
We guarantee that You may take a specified annual withdrawal amount regardless of the Policy Value under the Guaranteed Minimum Withdrawal Benefit. The two withdrawal guarantees under this rider are:

     "Principal Back" Withdrawal Guarantee
     You can withdraw up to the Maximum Annual Withdrawal Amount each Rider Year until the Minimum Remaining Withdrawal Amount is zero.

     "For Life" Withdrawal Guarantee
     Starting with the Rider Anniversary following the Annuitant's 59th birthday, You can withdraw up to the Maximum Annual Withdrawal Amount each Rider Year until the later of:
     (i)  the Annuitant's death, or
     (ii) the Minimum Remaining Withdrawal Amount is zero.

We will calculate a Maximum Annual Withdrawal Amount, Minimum Remaining Withdrawal Amount, and Total Withdrawal Base as described below, for each of the two withdrawal guarantees we provide and the amounts may differ.

Withdrawals will reduce the Policy Value. Once the Policy Value equals zero, You cannot make subsequent premium payments and all other policy features, benefits and guarantees are terminated except those provided by this rider. Withdrawals guaranteed by this rider can be continued by selecting an amount and frequency of payment in a manner acceptable to Us. Once the payment amount and frequency are established, they cannot be changed.

Maximum Annual Withdrawal Amount
The Maximum Annual Withdrawal Amount that can be withdrawn each Rider Year under this rider is equal to the sum of the Total Withdrawal Base on the most recent Rider Anniversary plus any premiums added after that Rider Anniversary (not including premium enhancements, if any), multiplied by the withdrawal percentage shown on page one of this rider.

Minimum Remaining Withdrawal Amount
The Minimum Remaining Withdrawal Amount is the total minimum dollar amount of guaranteed withdrawals You have remaining, provided withdrawals do not exceed the Maximum Annual Withdrawal Amount each Rider Year. The Minimum Remaining Withdrawal Amount on the Rider Date is equal to the Policy Value (less any premium enhancements, if the rider is added in the first Policy Year). After the Rider Date, the Minimum Remaining Withdrawal Amount is equal to the Minimum Remaining Withdrawal Amount on the Rider Date, plus any premiums added after the Rider Date (not including premium enhancements, if any), less any adjustments for withdrawals described below.

Minimum Remaining Withdrawal Amount Adjustments
Gross Partial Withdrawals up to the Maximum Annual Withdrawal Amount will reduce the Minimum Remaining Withdrawal Amount by the same amount (dollar for dollar). Gross Partial Withdrawals in excess of the Maximum Annual Withdrawal Amount will reduce the Minimum Remaining Withdrawal Amount pro rata. The amount of the reduction is equal to the greater of:

     1)   the excess Gross Partial Withdrawal amount; and
     2)   the result of (A divided by B), multiplied by C, where:

          A is the excess Gross Partial Withdrawal (the amount in excess of the Maximum Annual Withdrawal Amount remaining prior to the withdrawal);
          B is the Policy Value after the Maximum Annual Withdrawal Amount has been withdrawn, but prior to the withdrawal of the excess amount; and
          C is the Minimum Remaining Withdrawal Amount after the Maximum Annual Withdrawal Amount has been withdrawn, but prior to the withdrawal of the excess amount.

RGMB 2 0703 (3)

ARTICLE IV CONTINUED
--------------------

Total Withdrawal Base
The Total Withdrawal Base on the Rider Date is equal to the Policy Value (less any premium enhancements, if the rider is added within the first Policy Year). After the Rider Date, the Total Withdrawal Base is equal to the Total Withdrawal Base on the Rider Date, plus the full amount of any premiums added after the Rider Date (not including premium enhancements, if any), less any adjustments for withdrawals described below.

Total Withdrawal Base Adjustments
Gross Partial Withdrawals up to the Maximum Annual Withdrawal Amount will not reduce the Total Withdrawal Base. Gross Partial Withdrawals in excess of the Maximum Annual Withdrawal Amount will reduce the Total Withdrawal Base pro rata. The amount of the reduction is equal to the greater of:

     1)   the excess Gross Partial Withdrawal amount; and
     2)   the result of (A divided by B), multiplied by C, where:

          A is the excess Gross Partial Withdrawal (the amount in excess of the Maximum Annual Withdrawal Amount remaining prior to the withdrawal);
          B is the Policy Value after the Maximum Annual Withdrawal Amount has been withdrawn, but prior to the withdrawal of the excess amount; and
          C is the Total Withdrawal Base prior to the withdrawal of the excess amount.


                        Signed for us at Our home office.


        /s/ William H. Geiger                    /s/ Jerome C. Vahl
              SECRETARY                               PRESIDENT


RGMB 2 0703 (4)